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FRONTIER INSURANCE GROUP, INC          1998 FORM 10-K             EXHIBIT 21(a)


                        LIST OF REGISTRANT'S SUBSIDIARIES

The following is a list of Registrant's subsidiaries, all of which are wholly-owned, except as noted.

                                                      State of Jurisdiction
                Name                                    and Incorporation

Frontier Insurance Company                                 New York

Medical Professional Liability Agency, Ltd.                New York

Pioneer Claim Management, Inc.                             New York

Frontier Pacific Insurance Company                        California

Spencer Douglass Insurance Associates                     California

United Capitol Holding Company                             Delaware

United Capitol Insurance Company                           Illinois

Olympic Underwriting Managers, Inc.                        Delaware

Fischer Underwriting Group, Inc.                          New Jersey

Regency Financial Corporation (1)                          Delaware

Regency Insurance Company                               North Carolina

Emrol Premium Finance Company                           North Carolina

Lyndon Financial Corporation                               Missouri

Lyndon Insurance Group, Inc.                               Missouri

Lyndon Property Insurance Company                          Missouri

Lyndon Life Insurance Company                              Missouri

Lyndon Southern Insurance Company                          Louisiana

Lyndon - DFS Warranty Services, Inc. (2)                   Missouri

Gulfco Life Insurance Company                              Louisiana

Lyndon American, Inc.                                      Missouri



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
                                                      State of Jurisdiction
                Name                                    and Incorporation

Twin Mercury Life Insurance Company                         Arizona

Acceleration Life Insurance Company                          Ohio

Acceleration National Service Corporation                    Ohio

Lyndon General Agency of Texas, Inc.                         Texas

Dublin International Limited                            Island of Nevis

Environmental and Commercial Insurance Agency, Inc.          Ohio

London and European Title Insurance Services Limited        England

Western Indemnity Insurance Company                          Texas

Surety Bond Connection Agency                                Texas

Agents Bond Connection Agency                                Texas

    (1) The Company owns 94% interest.
    (2) The Company owns 95% interest.


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